As filed with the Securities and Exchange Commission on October 29, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Envestnet, Inc.

(Exact name of registrant as specified in charter)

Delaware	20-1409613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400

Chicago, Illinois 60601

(312) 827-2800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Shelly O’Brien

General Counsel

Envestnet, Inc.

35 East Wacker Drive, Suite 2400

Chicago, Illinois 60601

(312) 827-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer: ☒	Accelerated filer: ☐
Non-accelerated filer: ☐	Smaller reporting company: ☐
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock
Preferred Stock
Debt securities

(1)	An unspecified indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for registered securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), Envestnet, Inc. is deferring payment of all the registration fee.

PROSPECTUS

ENVESTNET, INC.
Common Stock
Preferred Stock
Debt Securities

From time to time with this prospectus, we may offer to sell the securities listed above. We provide more information about how we may elect to sell our securities under the caption “Plan of Distribution.” Specific terms of these securities and offerings will be provided in supplements to this prospectus to the extent required by law. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “ENV.” On October 28, 2020, the last reported sale price of our common stock was $77.03 per share.

Investing in these securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission after our most recent Annual Report and, if applicable, any other documents incorporated herein or in the relevant prospectus supplement by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 29, 2020

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

References in this prospectus to “Envestnet,” “we,” “us,” “our” and “the Company” refer to Envestnet, Inc. and, unless the context otherwise requires, its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. If required by applicable law, each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading “Where You Can Find More Information” before you make any investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements regarding future events and our future results are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and projections about future events and are identified by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “will,” “may,” or “should” or the negative of those terms or variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business and other characteristics of future events or circumstances are forward-looking statements. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this prospectus include, but are not limited to:

●	a pandemic or health crisis, including the Coronavirus Disease 2019 (“COVID-19”) pandemic, and its impact on the global economy and capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which may be unknown;

●	difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources;
●	our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies;
●	the possibility that the anticipated benefits of acquisitions will not be realized to the extent or when expected;
●	our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner;
●	the amount of our debt and our ability to service our debt;
●	the variability of our revenue from period to period;
●	the targeting of some of our sales efforts at large financial institutions and large internet services companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales;
●	the deployment of our solutions by customers and potential delays and risks inherent in the process;
●	the competitiveness of our solutions and services as compared to those of others;
●	the concentration of our revenues from the delivery of our solutions and services to clients in the financial services industry;
●	our reliance on a limited number of clients for a material portion of our revenue;
●	the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration;

●	changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time;
●	the renegotiation of fees by our clients;
●	our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients;
●	our ability to introduce new solutions and services and enhancements;
●	our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches;
●	the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations and the negative effects of failure to comply with these requirements on how we operate our business;
●	liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest;
●	failure of our solutions, services or systems, or those of third parties on which we rely, to work properly;
●	harm to our reputation;
●	our failure to process transactions effectively or fail to adequately protect against disputed or potential fraudulent activities;
●	our inability to maintain our payment network with third-party service providers, or difficulties encountered by our disbursement partners;
●	limitations on our ability to access information from third parties or charges for accessing such information;
●	potential liability for use of inaccurate information by third parties provided by us;
●	the failure of our insurance to adequately protect us;
●	our dependence on our senior management team;
●	our ability to recruit and retain qualified employees;
●	regulatory compliance failures;
●	changes in laws and regulations, including tax laws and regulations, or the inability to continue to rely on exemptions from the applicability of certain laws or regulations;
●	the occurrence of a deemed “change of control”;
●	adverse judicial or regulatory proceedings against us;
●	the failure to protect our intellectual property rights;
●	potential claims by third parties for infringement of their intellectual property rights;
●	our use of open source coding;
●	protection of trade secrets and other proprietary information;
●	risks associated with our international operations;
●	the impact of fluctuations in foreign currency exchange rates;
●	the uncertainty of the application and interpretation of certain tax laws;
●	changes in accounting principles and standards;
●	changes in the estimates of fair value of reporting units or of long-lived assets;
●	issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities;
●	general economic conditions, political and regulatory conditions;
●	global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; and
●	management’s response to these factors.

In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward looking statements. All forward looking statements contained in this prospectus and documents incorporated herein by reference are qualified in their entirety by this cautionary statement. Forward looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by applicable law. If we do update one or more forward looking statements, no inference should be made that we will make additional updates with respect to those or other forward looking statements.

Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors”; accordingly, investors should not place undue reliance upon our forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material. We qualify all of our forward-looking statements by these cautionary statements.

ENVESTNET, INC.

We are a leading provider of intelligent systems for wealth management and financial wellness. Our unified technology enhances advisor productivity and strengthens the wealth management process. We empower enterprises and advisors to more fully understand their clients and deliver better outcomes.

We are organized around two primary, complementary business segments. Our business segments are as follows:

●	Envestnet Wealth Solutions - a leading provider of unified wealth management software and services to empower financial advisors and institutions.

●	Envestnet Data & Analytics - a leading data aggregation and data intelligence platform powering dynamic, cloud-based innovation for digital financial services

We were incorporated in the State of Delaware in 2004. Our principal executive offices are located at 35 East Wacker Drive, Suite 2400, Chicago, Illinois 60601, and our telephone number is (312) 827-2800. Our website address is www.envestnet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including for working capital and capital expenditures.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 500,000,000 shares of common stock, par value $0.005 per share, and 50,000,000 shares of undesignated preferred stock. The following is a summary description of the material terms of our capital stock. Our amended and restated by-laws and our amended and restated certificate of incorporation, which are incorporated as exhibits herein by reference, provide further information about our capital stock.

Common Stock

As of October 29, 2020, there were 53,886,584 shares of common stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders, including elections of directors. No holder of common stock may cumulate votes in voting for our directors. Subject to the rights of any holders of any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, that the Board of Directors may from time to time declare out of funds legally available. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued and sold by us in connection with any offering described in a prospectus supplement will be fully paid and non-assessable.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

The board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series. The issuance of preferred stock may delay, impede or prevent the completion of a merger, tender offer or other takeover attempt of our company without further action of our stockholders, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders may receive a premium for their stock over its then current market price.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Board of Directors

Our amended and restated certificate of incorporation and amended and restated by-laws provide:

●	That the Board of Directors be divided into three classes, as nearly equal in size as possible, with staggered three-year terms;

●	That there is no cumulative voting in the election of our directors;

●	That directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the shares of our capital stock entitled to vote; and

●	That any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may only be filled by vote of a majority of the directors then in office.

These provisions could make it more difficult for a third party to acquire us or discourage a third party from acquiring us.

Stockholder Actions and Special Meetings

Our amended and restated certificate of incorporation and amended and restated by-laws also provide that:

●	Any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting; and

●	Special meetings of the stockholders may only be called by the Chairman of the Board of Directors, our Chief Executive Officer, or by the Board of Directors.

Our amended and restated by-laws provide that in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding advance notice to us. These provisions could delay stockholder actions which are favored by the holders of a majority of our outstanding voting securities until the next stockholders meeting. These provisions may also discourage another person or entity from making a tender offer for our common stock because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting and not by written consent.

Amendment

Delaware law provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the shares of our capital stock entitled to vote to amend or repeal any of the foregoing provisions of our amended and restated certificate of incorporation. Our amended and restated by-laws may be amended or repealed by a majority vote of the Board of Directors or the holders of at least 66 2/3% of the shares of our capital stock issued and outstanding and entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to stockholders.

Preferred Stock

The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These and other provisions may deter hostile takeovers or delay changes in control or management of our company.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:

●	Prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

●	On or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, an interested stockholder is defined to include:

●	Any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

●	The affiliates and associates of any such person.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have not elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “ENV”.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the “senior indenture.” Our subordinated debt securities are to be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the “subordinated indenture.” The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement.

The following are summaries of the material terms and provisions of the indentures and the related debt securities. You should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other Indebtedness or the debt securities, other than certain secured Indebtedness as described below, which we or our Subsidiaries may issue.

Neither of the indentures limits the amount of debt securities that we may issue under that indenture and provides that debt securities may be issued under that indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an Event of Default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours as described below under “—Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The indentures do not limit the amount of senior, pari passu and junior Indebtedness that we may issue. As of June 30, 2020, we had $311,031 thousand in Senior Indebtedness outstanding.

Because we are a holding company, our rights and the rights of our creditors, including the holders of our debt securities, and stockholders to participate in any distribution of assets of any Subsidiary upon the Subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the Subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the Subsidiary. As of June 30, 2020, our Subsidiaries had no indebtedness for borrowed money.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

●	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

●	any limit upon the aggregate principal amount of such debt securities;

●	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

●	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

●	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

●	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

●	whether any of such debt securities are to be redeemable at our option, whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, and the terms of such option or obligation, as described under “—Redemption” below;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

●	whether the debt securities will be convertible into common shares or preferred shares and/or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

●	if other than the principal amount, the portion of the principal amount, or the method by which such portion will be determined, of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

●	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

●	whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

●	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

●	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

●	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

●	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

●	any modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

●	whether the provisions described below under “—Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

●	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

●	any other terms of such debt securities and any modifications or additions to the applicable indenture in respect of such debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by us for such purposes. Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to:

●	issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, or

●	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or if any debt securities are denominated in one or more foreign currencies or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any modifications of or additions to the Events of Default described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series.

The indentures provide that if:

●	the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice,

●	we determine that the debt securities of a particular series will no longer be represented by global securities and we execute and deliver to the trustee a company order to such effect, or

●	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then, in an such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Redemption

If provided in the related prospectus supplement, we will have the right to redeem some or all of the debt securities. The prospectus supplement relating to the particular debt securities offered thereby will describe:

●	whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option; and

●	whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased.

Each indenture provides that if we do not redeem all of the debt securities thereunder, the trustee will select the securities to be redeemed by such method as it shall deem fair and appropriate. If any debt securities are to be redeemed in part only, we will issue a new note for such securities in principal amount equal to the unredeemed principal portion. If a portion of your debt securities is selected for partial redemption and you convert or elect repurchase of a portion of your securities, the converted or repurchased portion will be deemed to be taken from the portion selected for redemption. Unless otherwise provided in the prospectus supplement, notice of redemption setting forth the redemption date and redemption price must be given at least thirty days and not more than sixty days prior to the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

Certain Covenants With Respect To Senior Debt Securities

The prospectus supplement relating to a particular series of the debt securities will describe any covenants for the benefit of the holders of such series of debt securities.

Consolidation, Merger and Sale of Assets

Each indenture provides that we may not:

(1) consolidate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person, or

(2) permit any Person to consolidate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

●	in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities,

●	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing, and

●	certain other conditions are satisfied.

Events of Default

Except as otherwise provided in the related prospectus supplement and specifically deleted or modified in or pursuant to the related supplemental indenture, board resolution or officer’s certificate establishing the terms of any series of debt securities pursuant to the applicable indenture, each of the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder, whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

(4)	default in the performance, or breach, of any covenant or warranty of ours contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;

(5)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours, whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(6)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7)	certain events in our bankruptcy, insolvency or reorganization; and

(8)	any other Event of Default provided in or pursuant to the applicable indenture with respect to the debt securities of such series.

If an Event of Default with respect to the debt securities of any series, other than an Event of Default described in (7) of the preceding paragraph, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount, or such lesser amount as may be provided for in the debt securities of such series, of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (7) of the preceding paragraph will cause the principal amount and accrued interest, or such lesser amount as provided for in the debt securities of such series, to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that the trustee may withhold such notice if and so long as the board of directors, the executive committee or the trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

Modification and Waiver

We and the applicable trustee may modify or amend an indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security,

●	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security,

●	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

●	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

●	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

●	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date,

●	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

●	reduce the requirements for quorum or voting by holders of debt securities in the applicable indenture,

●	modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

●	make any change that adversely affects the right to convert or exchange any debt security into or for our common shares, preferred shares or other debt securities or other securities, cash or property in accordance with its terms,

●	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

●	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of a subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the applicable trustee may modify or amend an indenture and the debt securities of any series without the consent of any holder in order to, among other things:

●	provide for our successor pursuant to a consolidation, merger or sale of assets;

●	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

●	provide for a successor trustee with respect to the debt securities of all or any series;

●	cure any ambiguity or correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable indenture which will not adversely affect the interests of the holders of debt securities of any series;

●	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the applicable indenture;

●	add any additional Events of Default with respect to all or any series of debt securities;

●	secure the debt securities;

●	provide for conversion or exchange rights of the holders of any series of debt securities; or

●	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

●	in the payment of principal of, any premium or interest on debt securities of that series; or

●	in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under such indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit, if such debt securities have become due and payable, or to the maturity thereof, as the case may be.

Each indenture provides that, unless the provisions described below thereof are made inapplicable to debt securities of or within any series, we may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust, or

●	to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities.

Such defeasance or such covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates.

Such a trust may only be established if, among other things:

●	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound,

●	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date, and

●	we have delivered to the trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable indenture.

“Government Obligations” means debt securities which are:

(1)	direct obligations of the United States of America or the government or the governments which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the foreign currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

Subordination of the Subordinated Debt Securities

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

●	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets,

●	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

●	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

●	if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

●	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

●	the subordinated debt securities,

●	indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,

●	Indebtedness of ours to an Affiliate of ours,

●	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws, and

●	trade accounts payable, and

●	any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other similar securities.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state.

Information Concerning the Trustee

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

Under each indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus in any one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	through brokers or dealers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers, including through a specific bidding, auction or other process;

●	through a combination of any of these methods of sale; or

●	any other method permitted by applicable law.

The common stock may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to the prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in transactions:

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

●	in the over-the-counter market;

●	otherwise than on such exchanges or services or in the over-the-counter market;

●	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling stockholders of derivative securities);

●	through the settlement of short sales; or

●	through a combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

●	the names of any agents, underwriters, brokers or dealers;

●	the purchase price of the securities and the net proceeds from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchanges on which the shares of common stock may be listed; and

●	any other information we think is material.

We may sell securities from time to time through agents. We will name any agent involved in the offer or sale of such securities and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Any person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by any participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

LEGAL MATTERS

Certain legal matters in connection with the sale of the securities offered hereby will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Envestnet, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that refers to a change in the Company’s method of accounting for revenue transactions with customers as of January 1, 2018 due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended, and a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases, as amended.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019 contains an explanatory paragraph that states that on April 1, 2019, the Company acquired certain assets and assumed certain liabilities of the PortfolioCenter business and on May 1, 2019 the Company acquired PIEtech, Inc., (collectively the “Acquired Companies”), and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, the Acquired Companies’ internal control over financial reporting associated with total assets of $605,787 thousand and total revenues of $37,020 thousand included in the consolidated financial statements of Envestnet, Inc. and subsidiaries as of and for the year ended December 31, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over the financial reporting of the Acquired Companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-34835.

Incorporation by Reference

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 8, 2020);

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

●	Our Current Reports on Form 8-K filed on March 31, 2020, May 14, 2020, June 29, 2020, August 17, 2020, August 18, 2020 and August 20, 2020; and

●	The description of our common stock contained in the Registration Statement on Form 8-A filed on July 28, 2010, including any amendments or reports filed for the purposes of updating such description.

All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Envestnet, Inc.
35 East Wacker Drive, Suite 2400
Chicago, Illinois 60601
Phone: (312) 827-2800

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions.

Commission registration fee	$	*
Trustee’s fees and expenses		**
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$

*	Deferred in accordance with Rule 456(b) and 457(r).
+	These fees are calculated based on the number and nature of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses for any offering will be reflected in the applicable prospectus supplement for such offering.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred in the defense or settlement of such action and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, shall be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time such actions occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and require us to advance litigation expenses upon our receipt of an undertaking by or on behalf of a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated certificate of incorporation and amended and restated by-laws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of Envestnet or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

The form of the underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with the offering of the securities.

Item 16. Exhibits.

Exhibit No.	Description
*1.1	Form of Underwriting Agreement relating to common stock, preferred stock and debt securities.
4.1	Amended and Restated Certificate of Incorporation of Envestnet, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein).
4.2	Amended and Restated Bylaws of Envestnet, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein).
4.3	Form of senior indenture (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-185390), filed with the SEC on December 11, 2012 and incorporated by reference herein).
4.4	Form of subordinated indenture (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (File No. 333-185390), filed with the SEC on December 11, 2012 and incorporated by reference herein).
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of KPMG LLP.
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1 above).
24.1	Power of Attorney (included on signature pages).

*	To be filed, if necessary, subsequent to the effective date of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17. Undertakings.

The registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933,

(i)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Envestnet, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the day of October 29, 2020.

ENVESTNET, INC.

By:	William C. Crager
William C. Crager
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned members of the Board of Directors and officers of Envestnet, Inc., hereby constitutes and appoints William C. Crager, Peter H. D’Arrigo and Shelly O’Brien, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign (i) this Registration Statement on Form S-3 (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of the securities of Envestnet, Inc. and (ii) and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 2020.

Name	Position

William C. Crager	Chief Executive Officer (Principal Executive Officer)
William C. Crager

Peter H. D’Arrigo	Chief Financial Officer (Principal Financial Officer)
Peter H. D’Arrigo

Matthew J. Majoros	Senior Vice President, Financial Reporting (Principal Accounting Officer)
Matthew J. Majoros

Luis A. Aguilar	Director
Luis A. Aguilar

Anil Arora	Director
Anil Arora

Ross Chapin	Director
Ross Chapin
Gayle Crowell	Director
Gayle Crowell

James Fox	Director
James Fox

Valerie Mosley	Director
Valerie Mosley

Gregory Smith	Director
Gregory Smith

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Envestnet, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein).
4.2	Amended and Restated Bylaws of Envestnet, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-165717), filed with the SEC on July 1, 2010 and incorporated by reference herein).
4.3	Form of senior indenture (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-185390), filed with the SEC on December 11, 2012 and incorporated by reference herein).
4.4	Form of subordinated indenture (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (File No. 333-185390), filed with the SEC on December 11, 2012 and incorporated by reference herein).
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of KPMG LLP.
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1 above).
24.1	Power of Attorney (included on signature pages).